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                                                                 EXHIBIT (h.16)

                       AMENDMENT TO SUBLICENSE AGREEMENT

   This Amendment to the Sublicense Agreement dated April 25, 2000 (the "Agreement") between BlackRock Institutional Trust Company, N.A. ("BTC"), a national banking association, and iShares Trust ("iShares"), a Delaware statutory trust, is effective as of January 7, 2010.

   WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

   NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A.

By:     /s/ Stephen A. Messinger
        ------------------------------
Name:   Stephen A. Messinger
Title:  Managing Director

By:     /s/ D. Wojnar
        ------------------------------
Name:   D. Wojnar
Title:  Managing Director

iSHARES TRUST

By:     /s/ Jack Gee
        ------------------------------
Name:   Jack Gee
Title:  Treasurer and Chief Financial Officer

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                                   Exhibit A

S&P 100 Index(TM)
S&P 500 Index(R)
S&P 500/Citigroup Growth Index(TM)
S&P 500/Citigroup Value Index(TM)
S&P MidCap 400 Index(TM)
S&P MidCap 400/Citigroup Growth Index(TM)
S&P MidCap 400/Citigroup Value Index(TM)
S&P SmallCap 600 Index (TM)
S&P SmallCap 600/Citigroup Index(TM)
S&P SmallCap 600/Citigroup Value Index(TM)
S&P Europe 350 Index(TM)
S&P Global 100 Index(TM)
S&P Global Energy Sector Index(TM)
S&P Global Financials Sector Index(TM)
S&P Global Healthcare Sector Index(TM)
S&P Global Information Technology Sector Index(TM)
S&P Global Telecommunications Sector Index(TM)
S&P Latin America 40 Index(TM)
S&P/TOPIX 150 Index(TM)
S&P Composite 1500 Index(TM)
S&P Global Consumer Discretionary Sector Index(TM)
S&P Global Consumer Staples Sector Index(TM)
S&P Global Industrials Sector Index (TM)
S&P Global Utilities Sector Index(TM)
S&P Global Materials Sector Index(TM)
S&P Developed ex US Property Index(TM)
S&P National AMT-Free Municipal Bond Index(TM)
S&P California AMT-Free Municipal Bond Index(TM)
S&P New York Municipal AMT-Free Bond Index(TM)
S&P Short Term National AMT-Free Municipal Bond Index(TM)
S&P North American Natural Resources Sector Index(TM)
S&P North American Technology Sector Index(TM)
S&P North American Technology-Software Index(TM)
S&P North American Technology-Semiconductors Index(TM)
S&P North American Technology-Multimedia Networking Index(TM)
S&P Asia 50 Index(TM)
S&P Global Infrastructure Index(TM)
S&P Global Timber & Forestry Index(TM)
S&P Global Nuclear Energy Index(TM)

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S&P Global Clean Energy Index(TM)
S&P Emerging Markets Infrastructure Index(TM)
S&P Target Date Retirement Income Index
S&P Target Date 2010 Index
S&P Target Date 2015 Index
S&P Target Date 2020 Index
S&P Target Date 2025 Index
S&P Target Date 2030 Index
S&P Target Date 2035 Index
S&P Target Date 2040 Index
S&P Target Risk Conservative Index
S&P Target Risk Moderate Index
S&P Target Risk Growth Index
S&P Target Risk Aggressive Index
S&P/Citigroup International Treasury Bond Index Ex-US 1-3 Year
S&P/Citigroup International Treasury Bond Index Ex-US
S&P AMT-Free Municipal Series 2012 Index
S&P AMT-Free Municipal Series 2013 Index
S&P AMT-Free Municipal Series 2014 Index
S&P AMT-Free Municipal Series 2015 Index
S&P AMT-Free Municipal Series 2016 Index
S&P AMT-Free Municipal Series 2017 Index